Exhibit 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (File No. 333-190972) that was filed by the registrant with the Securities and Exchange Commission on September 3, 2013 and became effective on September 18, 2013.

The following table sets forth the estimated costs and expenses (other than the actual registration fee), other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered:

Accounting fees and expenses	$125,000
Legal fees and expenses	$195,000
Printing and engraving	$20,000
Transfer agent fees and expenses	$5,000
Total	$345,000